SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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Tri City Bankshares Corporation
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TRI CITY BANKSHARES CORPORATION
6400 South 27th Street
Oak Creek, Wisconsin  53154

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 8, 2011

TO THE SHAREHOLDERS OF TRI CITY BANKSHARES CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders of Tri City Bankshares Corporation will be held at Tri City National Bank, 6400 South 27th Street, Oak Creek, Wisconsin 53154, on Wednesday, June 8, 2011 at 9:30 a.m., for the following purposes:

(1)	To elect thirteen members of the Board of Directors to serve until the 2012 Annual Meeting of Shareholders and until their successors are elected and qualified; and

(2)	To transact such other business as may properly come before the annual meeting or any adjournments thereof.

Holders of record of common stock at the close of business on April 25, 2011 will be entitled to notice of, and to vote at, the annual meeting or at any adjournment thereof.

All shareholders are invited to attend and participate in the annual meeting in person.  We urge you to sign, date and return the enclosed proxy whether or not you expect to attend the annual meeting.  If your shares are held in “street name” by a broker or other nominee, only the record holder of your shares may vote them for you, so you should follow your broker’s or nominee’s directions for providing instructions as to how your broker or nominee should vote your shares.  Your proxy will not be used if you subsequently decide to attend the annual meeting and vote your shares in person, or if you revoke your proxy by any other lawful means as described on the first page of the enclosed proxy statement.

By Order of the Board of Directors,

/s/ Scott A. Wilson

Scott A. Wilson, Secretary

Oak Creek, Wisconsin
May 6, 2011

TRI CITY BANKSHARES CORPORATION
6400 South 27th Street
Oak Creek, Wisconsin 53154

PROXY STATEMENT

This proxy statement is dated May 6, 2011 and is being furnished in connection with the solicitation of proxies by the Board of Directors of Tri City Bankshares Corporation (the “Corporation”) to be voted at the Annual Meeting of Shareholders to be held at Tri City National Bank, 6400 South 27th Street, Oak Creek, Wisconsin 53154, on June 8, 2011 at 9:30 a.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  The solicitation is made by the mailing of this proxy statement with its enclosures.  No other solicitation is contemplated; however, if it is necessary to assure adequate attendance at the annual meeting, the Corporation’s Board of Directors may, if it deems it advisable, further solicit proxies by mail, telephone, facsimile, and/or personal contact.  Such solicitation will be made by the officers of the Corporation and will be limited in extent.  The total cost of the solicitation, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Corporation’s common stock, $1.00 par value (the “Common Stock”), will be borne by the Corporation.

This proxy statement is first being mailed to shareholders on or about May 6, 2011.

Shareholders are asked to complete, sign and return the enclosed proxy.  The proxy may be revoked at any time before it is voted at the annual meeting.  Prior to the annual meeting, this may be done by execution of a later-dated proxy or by written revocation sent to the Secretary of the Corporation, Mr. Scott A. Wilson, at the office of the Corporation, 6400 South 27th Street, Oak Creek, Wisconsin 53154.  Alternatively, the proxy may be revoked at the annual meeting by oral or written notice to the Secretary of the Corporation (or the presiding officer of the annual meeting) or by attending the annual meeting and voting in person.

Only shareholders of record at the close of business on April 25, 2011 (the “Record Date”) will be entitled to vote at the meeting.  There were 8,904,915 shares of the Common Stock of the Corporation outstanding on the Record Date, with each share being entitled to one vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 15, 2010, information regarding the beneficial ownership of shares of Common Stock by (a) persons known by the Corporation to own beneficially, directly or indirectly, more than 5% of the Corporation’s Common Stock; (b) directors, nominees for director and certain executive officers; and (c) all directors and executive officers of the Corporation as a group.  Except as otherwise set forth in the footnotes, the persons listed below have sole voting and investment power with respect to all shares of the Corporation’s Common Stock owned by them.  Except as otherwise indicated, the address of each beneficial owner of more than 5% of the Common Stock listed below is 6400 South 27th Street, Oak Creek, Wisconsin 53154.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Frank J. Bauer	57,978	(3)	*
William N. Beres	14,812	(4)	*
Sanford Fedderly	203,916	(5)	2.3%
Scott D. Gerardin	10,678	(6)	*
William Gravitter	537,460	(7)	6.0%
Christ Krantz	283,414		3.2%
Brian T. McGarry	48,388	(8)	*
Robert W. Orth	36,379	(9)	*
Ronald K. Puetz	48,706	(10)	*
Agatha T. Ulrich	4,834,794	(11)	54.3%
David A. Ulrich, Jr.	3,247,987	(12)	36.5%
William J. Werry	97,716	(13)	1.1%
Scott A. Wilson	35,949	(14)	*
All directors and officers as a group (13 persons)	5,624,342	(15)	63.2%
Ulrich Voting Trust	3,000,000	(16)	33.7%
__________________

(1)
As defined under applicable securities laws, a person is the “beneficial owner” of shares if he or she has, alone or together with one or more other persons, “voting power” (the power to vote or direct the voting of such shares), or “investment power” (the power to dispose or direct the disposition of such shares). A person is also a beneficial owner of shares if he or she has the right to acquire beneficial ownership of those shares (for example, through the exercise of a stock option) within 60 days of the date for which the determination of beneficial ownership is made.  Finally, a person may be deemed to be a beneficial owner of shares if he or she has the right to acquire such shares pursuant to a shareholders’ agreement that includes a right of first refusal in favor of such person.  The number of shares held by the spouses, or in Individual Retirement Arrangements (IRAs) for the benefit of spouses, of certain of the persons named in the above table is for informational purposes only, and each such person disclaims beneficial ownership of shares registered in the sole name of his spouse or held in an IRA for the benefit of his spouse.

(2)	Percentage based on 8,904,915 shares issued and outstanding as of April 15, 2011. Asterisk (*) denotes less than 1 percent.

(3)	Registered in the name of Mr. Bauer and his wife, as joint tenants, as to which Mr. Bauer shares voting and investment power. Excludes 2,640 shares registered individually in the name of Mrs. Bauer.

(4)
Includes: (i) 11,086 shares registered in the name of Mr. Beres and his wife, as joint tenants, as to which Mr. Beres shares voting and investment power; (ii) 1,314 shares held in accounts for Mr. Beres’ children for which he is custodian; and (iii) 2,412 shares held in a self-directed IRA for the benefit of Mr. Beres.  Excludes 1,286 shares held in Mrs. Beres’ self-directed IRA.

(5)
Includes: (i) 6,195 shares registered in the name of Mr. Fedderly; (ii) 96,726 shares registered to the Sanford Fedderly 1991 Revocable Trust; and (iii) 100,995 shares registered in the name of Mrs. Roberta C. Fedderly 1991 Revocable Trust of which Mr. Fedderly is a Trustee.

(6)
Includes 120 shares registered in the name of Mr. Gerardin and his wife, as joint tenants, as to which Mr. Gerardin has shared voting and investment power; and 10,558 shares held in a self-directed IRA for the benefit of Mr. Gerardin.

(7)
Includes 537,460 shares registered in various Trusts for the benefit of Mr. Gravitter and members of his family over which Mr. Gravitter has or shares voting and/or investment power.  Certain of these shares are also shown as beneficially owned by Agatha T. Ulrich (see Note 11, below).

(8)
Registered in the name of Mr. McGarry.  Certain of these shares are also shown as beneficially owned by Agatha T. Ulrich (see Note 11, below).  Excludes 75,307 shares registered individually in the name of Kathleen McGarry, Mr. McGarry’s spouse and excludes other shares that may be beneficially owned by Mrs. McGarry.

(9)	Includes (i) 30,143 shares registered in the name of Mr. Orth and (ii) 6,236 shares in accounts for Mr. Orth’s children for which he is custodian.

(10)
Includes (i) 40,810 shares registered in the name of Mr. Puetz and his wife as joint tenants, as to which Mr. Puetz has shared voting and investment power; and (iii) 7,896 shares held in a self-directed IRA for the benefit of Mr. Puetz.

(11)
Includes: (i) 48,411 shares held directly by Mrs. Ulrich as to which she has sole voting and investment power; (ii) 38,244 shares held by the Agatha T. Ulrich 2004 Intangible Management Trust, over which Mrs. Ulrich has shared voting and investment power with the three trustees of such trust as a result of her right to cause a distribution of the shares of Corporation stock held by the Trust; (iii) 4,012,136 shares held under a Stockholders' Agreement with certain family members and related entities over which Mrs. Ulrich may be deemed to have shared investment power (which includes certain of the shares shown as beneficially owned by Brian T. McGarry (see Note 8, above); by David A. Ulrich, Jr. (see Note 12, below); and by the Ulrich Voting Trust (see Note 13, below)); (iv) 619,677 shares subject to a Stockholder's Agreement with William Gravitter (a director of the Corporation) and certain persons to whom Mr. Gravitter has previously transferred shares, over which Mrs. Ulrich may be deemed to have shared investment power (see Note 7, above); and (v) 116,326 shares held in the Agatha T. Ulrich IRA over which she has sole voting and investment power.

(12)
Includes (i) 3,000,000 shares held by the Ulrich Voting Trust over which Mr. Ulrich has shared voting and investment power by virtue of his position as Trustee of such Trust (see Note 16, below); (ii) 154,748 shares registered in the name of Mr. Ulrich; (iii) 6,532 shares registered in the name of Mr. Ulrich and his wife as joint tenants as to which Mr. Ulrich has shared voting and investment power; and (iv) 86,707 shares registered in the name of Mr. Ulrich’s minor children for which he is custodian.  Certain of these shares are also shown as beneficially owned by Agatha T. Ulrich (see Note 11, above).  Excludes 28,501 shares registered in the name of Mr. Ulrich’s wife.

(13)
Includes 16,560 shares registered in Mr. Werry’s name; and (ii) 81,156 shares registered in the name of Mr. Werry and his wife as joint tenants, as to which Mr. Werry has shared voting and investment power.  Excludes 7,284 shares registered individually in the name of Mr. Werry’s spouse.

(14)
Includes 25,726 shares registered in the name of the Scott A. Wilson and Susan J. Wilson Living Trust, as to which Mr. Wilson has shared voting and investment power; and 10,223 shares held in a self-directed IRA for the benefit for Mr. Wilson.  Excludes 4,220 shares held in Mrs. Wilson’s self-directed IRA.

(15)
Certain of the shares are shown in the above table as being beneficially owned by more than one of the persons named therein; to avoid-double counting, these shares are included only once in the total.

(16)
Based on Schedule 13D/A filed February 13, 2008.  The three trustees of the Ulrich Voting Trust are David A. Ulrich, Jr. (a director of the Corporation), Kathleen McGarry (who is the spouse of Brian T. McGarry, a director of the Corporation) and Thomas Ulrich.  The three Trustees, acting by majority action, have the authority to vote such shares in their discretion.  The Voting Trust Agreement provides that the voting trust certificates representing the shares shall be issued in four equal amounts as a gift for the benefit of Mrs. Agatha T. Ulrich’s children: David A. Ulrich, Jr., Kathleen McGarry, Thomas Ulrich and a trust established for the benefit of Marilyn T. Ulrich-Graves.  These shares are also shown as beneficially owned by Agatha T. Ulrich (see Note 11, above).  The address of the Ulrich Voting Trust is P.O. Box 180437, Delafield, Wisconsin 53018.  The duration of the Ulrich Voting Trust is 25 years from December 22, 2006; the three trustees vote by unanimous or majority action on all matters coming before the shareholders of the Corporation.

The Corporation knows of no contractual arrangements, including the pledge of its securities, which might result in a change of control of the Corporation.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors proposes that the thirteen (13) nominees named below be elected to serve as directors for the ensuing year and until their successors are elected and qualified.  All thirteen (13) directors will serve one-year terms.  Proxies received by the Board of Directors will be voted FOR the election of the following thirteen (13) persons, unless otherwise indicated, but, if any such nominee is unable to serve due to presently unforeseen circumstances, proxies may be voted for another person nominated by the Board of Directors.

All of the persons nominated as directors are currently directors of the Corporation.  All of the nominees have consented to serve if elected and the Board of Directors is not aware of any nominee who may be unable to serve as a director.  The directors and officers of the Corporation beneficially own a majority of the Corporation’s outstanding Common Stock.  Accordingly, assuming that all directors and executive officers vote for the nominees listed below, election of such nominees is assured.

All of the individuals named in the table below are also directors of the Corporation’s subsidiary, Tri City National Bank (the “Bank”).

	Director		Principal Occupation During the
Name	Since	Age	Past 5 Years and Other Directorships

Frank J. Bauer	1990	84
President of Frank Bauer Construction Company, Inc. since 1986.  In addition to his long tenure on the Board that provides him with a familiarity with the Corporation’s history, Mr. Bauer’s qualifications for serving on the Board of Directors include his business and management experience and his substantial knowledge of the construction industry.

William N. Beres	2002	53
Vice President of Finance for the Global Energy Solutions division of Johnson Controls since March 2010.  Independent business and financial consultant from January 2009 through March 2010.  Former Chief Financial Officer of Wisvest LLC and Vice President of Minergy LLC, both wholly owned subsidiaries of Wisconsin Energy Corporation, from January 1999 through December 2008.  Mr. Beres brings to the Board substantial business and management experience, as well as a strong background in finance and investment matters, which make him a valuable resource to the Board and management.

Sanford Fedderly	1980	76
Retired Registered Pharmacist.  Retired President of Tri City Pharmacy, Inc., Oak Creek, Wisconsin.   Mr. Fedderly has business and management experience and, as a local businessman for many years, has a strong familiarity with the Bank’s local market area.  These attributes, as well as his more than 30 years experience as a director of the Corporation and the Bank, make him especially qualified to serve on the Board.

Scott D. Gerardin	2002	52
Senior Vice President, General Counsel and Assistant Secretary of the Corporation since January 2005.  Senior Vice President of the Bank since 2002, General Counsel to the Bank since 1992.  Mr. Gerardin’s legal training, background and experience, both before and since he became employed by the Bank in 1992, as well as his familiarity with all aspects of the Corporation’s and the Bank’s operations in his role as general counsel, enables him to provide a unique and important perspective on the Board’s decisions and decision making processes and therefore highly qualified to serve as a director.

William Gravitter	1980	82
Retired President of Hy-View Mobile Home Park.  The Board believes that Mr. Gravitter’s qualifications as a director include his long tenure on the Board as well as his familiarity with the local markets served by the Bank.

Christ Krantz	1980	86
President of Krantz Realty, Inc.  Vice President and Secretary of KRK, Inc.  Member of Krantz Partnership, LLC.   In addition to his 30 years of service on the Corporation’s Board of Directors, Mr. Krantz’s business, management and real estate industry experience, his history as an active real estate investor, and his familiarity with the Bank’s markets and customer base are important qualifications that make him an asset to the Board.

Brian T. McGarry	2005	60
Retired Vice President of the Bank.  Director of NDC LLC.   Mr. McGarry’s experience as an employee and officer of the Bank, as well as his business and leadership experience and financial literacy, qualify him to serve on the Board of Directors.

Robert W. Orth	1996	64
Executive Vice President of the Corporation and President of the Bank since 2008.  From 1996 to 2008, Senior Vice President of the Corporation and Executive Vice President of the Bank.  The Board believes that Mr. Orth is qualified to serve as a director due to his long experience in the banking industry and his fourteen years of service as an executive and Chief Credit Officer of the Bank, where he has demonstrated leadership skills and business acumen.

Ronald K. Puetz	1988	62
Chairman of the Board, President and Chief Executive Officer of the Corporation and Chairman and CEO of the Bank since 2008. Executive Vice President of the Corporation and President of the Bank from 2000 to 2008 and Senior Vice President of the Corporation from 1990 to 2000.  Vice President and Treasurer of NDC, LLC.  Mr. Puetz has been employed by the Bank for over 38 years and has served in executive officer positions for the last 20 years.  His years of service and many contributions to the Bank’s and the Corporation’s success, as well as his leadership and vision for the future informed by his knowledge of the organization and the banking industry, make him highly qualified to serve as a director of the Bank and the Corporation.

Agatha T. Ulrich	1999	82
Chairman and Director of NDC, LLC.  The Board believes that Mrs. Ulrich provides leadership and historical insight and perspective formed by her involvement with the Bank and Corporation for nearly a half century, dating back to 1963 when the Bank was initially organized by her late husband, as well as her service on the Board for the past twelve years.

David A. Ulrich, Jr.	1997	50
Retired Vice President and Director of Mega Marts, Inc.  Retired Vice President of NDC, Inc.  Director of NDC LLC.  Mr. Ulrich has had substantial involvement with the Bank and the Corporation and the business interests of his late father, the founder of the Bank, that have given him the financial, business and organizational experience that qualifies him to serve on the Board.

William J. Werry	1980	84
Retired Unit President of the Bank.  Mr. Werry is qualified to serve as a director due to his business and industry experience derived from his former positions as an employee and officer of the Bank, including his experience with lending and branch operations.

Scott A. Wilson	1990	64
Executive Vice President, Secretary and Treasurer of the Corporation since April 2008.  Senior Vice President and Secretary of the Corporation from 1990 to 2008.  Various positions with the Bank (including Executive Vice President, Secretary, Director and Treasurer) since 1990.  Chief Financial Officer of the Bank since 2008.  The Board believes that Mr. Wilson is qualified to serve as a director due to his long experience in the banking industry, including 15 years as a national bank examiner prior to joining the Corporation. In addition he has more than 20 years of service as an officer of the Bank, where he has demonstrated leadership skills and business acumen as a unit bank president, operations knowledge and credit skills as a member of the senior credit committee.

The Board of Directors recommends that you vote “FOR” each of the thirteen (13) nominees named above.

There is a family relationship between several of the nominees for directorship.  David Ulrich is Agatha Ulrich’s son, Mr. Bauer is Agatha Ulrich’s brother and Mr. McGarry is Agatha Ulrich’s son-in-law.

Messrs. Gerardin, Orth, Puetz and Wilson are the only executive officers of the Corporation.  Each of their ages, positions and offices with the Corporation and period during which each has served as such are as set forth in the above table.  All executive officers are elected annually by the Board of Directors and serve until their successors are elected and qualified.

Directors’ Fees and Benefits

Non-employee directors of the Corporation received a $17,600 annual retainer plus $400 for each general Board meeting of the Corporation attended and $1,650 for each general Bank Board meeting.  In addition, Messrs. Gravitter, Fedderly, Krantz and McGarry received annual compensation of $19,700, $13,400 $6,200, and $6,200, respectively for their service on the Executive Committee.  Non-employee members of the Bank’s loan committee received compensation of $550 per meeting attended, except for the Chairman, who received $850 per meeting attended.  Non-employee members of the Audit Committee received compensation of $300 per meeting attended, except that Mr. Beres, the Chairman of the Audit Committee, received annual compensation of $11,000 in lieu of the per-meeting fee.  Non-employee members of the Bank’s CRA/compliance committee received compensation of $300 per meeting attended.  None of the directors received any stock options or other equity compensation for their service as a director or on any committee.  Messrs. Beres and Werry received additional compensation of $15,200 and $18,500, respectively, for consulting services related to certain matters involving the Bank.

None of Messrs. Gerardin, Orth, Puetz or Wilson, the Corporation’s directors who are also officers of the Corporation or the Bank, received any compensation for their service on the Corporation’s or the Bank’s Board.  The following table sets forth information regarding the aggregate fees paid to each of the Corporation’s non-employee directors during 2010.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total Compensation ($)
Frank J. Bauer	$29,500	$ 0	$29,500
William N. Beres	51,850	15,200	67,050
Sanford Fedderly	49,700	0	49,700
William Gravitter	53,600	0	53,600
Christ Krantz	38,800	0	38,800
Brian T. McGarry	37,900	0	37,900
Agatha T. Ulrich	29,500	0	29,500
David A. Ulrich, Jr.	31,900	0	31,900
William J. Werry	36,300	18,500	54,800

All of the directors except Messrs. Gerardin, Orth, Puetz and Wilson are independent in accordance with the definition of independence in Rule 4200(a)(15) of the NASD listing standards.

Mr. Ronald K. Puetz serves as the Chairman of the Board in addition to his role as President and Chief Executive Officer of the Corporation.  The Board believes that it is in the best interest of the Corporation and its shareholders to place Board leadership in a single individual.  This leadership structure, among other things, helps avoid ambiguity about who is accountable for the Corporation’s business activities, and also enables the Chairman to have extensive knowledge of the Corporation’s operations and strategies.

Risk is inherent in any business and, as is the case with other management functions, the Corporation’s senior management has primary responsibility for managing the risks faced by the Corporation.  However, as a financial institution, the Corporation’s business involves financial risks that do not exist, or that are more extensive than the risks that do exist, in some other types of businesses.  The Corporation is subject to extensive regulation that requires it to assess and manage those risks and, during periodic examinations, its regulators assess how well it performs in this regard.  As a result, the Board has an active role, as a whole and at the committee level, in overseeing the management of risk.  The Board of Directors regularly reviews information regarding the Corporation’s credit, liquidity and operations, as well as the risks associated with each.

Board Committees:  The Corporation’s Board of Directors has standing Audit and Executive Committees.

Executive Committee:  The Executive Committee is composed of Messrs. Fedderly, Gravitter, Krantz, McGarry and Puetz.  The Executive Committee’s purpose is to exercise the powers of the full Board between regular meetings of the Board.  The Executive Committee did not hold any meetings during 2010.

Audit Committee: The Corporation has an Audit Committee composed exclusively of independent directors.  Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the “Report of the Audit Committee,” included in this proxy statement.

Director Nominations

The Board of Directors has not appointed a nominating committee.  Due to the infrequent turnover among the Corporation’s directors, the Board has determined that it is not necessary or appropriate at this time to establish a separate nominating committee.  The review of recommendations for and the selection of nominees to Board membership is handled by the Board serving as a committee of the whole.  No nominating committee charter has been adopted by the Board of Directors serving in their capacity as a committee of the whole.

The Board of Directors does not have a formal process for considering nominees whose names are submitted by shareholders because it believes that the informal consideration process has been adequate given the historical absence of shareholder nominations or proposals.  If shareholders were to recommend nominees for directors, the full Board of Directors would consider such persons.  Although shareholders are entitled to nominate persons from the floor at the annual meeting, absent contrary instructions the proxies solicited hereby will be voted for the thirteen persons identified herein who are nominated by the Board of Directors.

The Board of Directors has generally identified nominees based upon suggestions by non-management directors, management members and/or shareholders.  The Board considers various attributes to be important for potential directors to have, including the individual’s integrity, general business background and experience, experience with the banking industry, and the ability to serve on the Board of Directors.  The Board does not evaluate proposed nominees differently based upon who made the proposal.  Although the Corporation does not have a formal policy on Board diversity, the Board believes that a diverse board of directors is desirable to expand its collective knowledge and expertise relating to its business, as well as to evaluate management and positively influence its performance.  Accordingly, in carrying out its responsibilities for locating, recruiting and nominating candidates for election as directors, the Board expects to take into account diversity as one of the factors in its considerations.  Such considerations of diversity include geographic regions, professional or business experiences, gender, race, national origin, specialized education or work experience and viewpoints.

Compensation Oversight

The Board of Directors does not have a compensation committee, because compensation of the executive officers of the Corporation is reviewed by the Board serving as a committee of the whole (with each director who is also an officer of the Corporation being excluded from participating in the consideration of his own compensation).  The Board of Directors believes that each of the Board members should have input into the compensation of the Corporation’s executive officers and, because the Corporation’s compensation system is not complex, does not believe it is necessary to seek the recommendations of a separate compensation committee.  The Board does not operate under any formal written charter in its capacity as a committee of the whole with respect to executive compensation matters.  The duties of the Board in its capacity as the Corporation’s compensation committee include the review and approval of the salaries and other compensation of the Corporation’s executive officers.  The Board did not retain the services of any compensation consultants in carrying out its duties during 2010.

The Board of Directors held six meetings during 2010.  All incumbent directors attended 75% or more of the meetings of the Board and the committees on which they served during 2010.  Directors are encouraged to attend the annual meeting of shareholders, but the Corporation has not adopted a formal policy requiring attendance at the annual meeting.  All of the incumbent directors attended the 2010 annual meeting of shareholders.

The Board of Directors currently does not have a formal process for shareholders to send communications to the Board because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board.  However, shareholders wishing to communicate with the Board of Directors or nominate a candidate for election to the Corporation’s Board of Directors may contact Ronald K. Puetz, Chairman of the Board, c/o Tri City Bankshares Corporation, 6400 South 27th Street, Oak Creek, Wisconsin 53154.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors.  The Audit Committee is governed by a written charter approved by the Board of Directors.  A copy of this charter is included as Appendix A to the Corporation’s  Proxy Statement for its 2010 Annual Meeting.  The current members of the Audit Committee, all of whom are non-employee directors, are Messrs. Beres (Chair), Fedderly and Krantz.  All of the members of the Audit Committee are independent in accordance with the definition of independence in Rule 4200(a)(15) of the NASD listing standards.  The Board of Directors has determined that it currently has one financial expert, Mr. Beres, serving on the Audit Committee.

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including the discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including matters required by Auditing Standards No. 61.  In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 114 and the auditors’ independence from management and the Corporation.  The Audit Committee has received the written disclosures and the letter from Baker Tilly Virchow Krause, LLP (“Baker Tilly”) required by the Independence Standards Board Standard No. 1 and has discussed with Baker Tilly the firm’s independence.

The Audit Committee discussed with the Corporation’s internal and independent auditors the overall scopes and plans for their respective audits.  The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.  The Audit Committee held four meetings during fiscal 2010.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.  The Audit Committee and the Board have selected Baker Tilly to be the Corporation’s independent auditors for the year ending December 31, 2011.

William N. Beres, Audit Committee Chair
Sanford Fedderly, Audit Committee Member
Christ Krantz, Audit Committee Member

March 28, 2011

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows cash and non-cash compensation for the years ended December 31, 2010 and 2009 for each person who served as the Corporation’s principal executive officer during 2010 and the Corporation’s two most highly compensated executive officers (other than the principal executive officer) who were serving as executive officers at the end of 2010.

Name and Principal Position(1)	Year	Base Salary ($)	Annual Cash Bonus ($)	All Other Compensation ($)(2)	Total ($)

Ronald K. Puetz, President and Chief Executive Officer	2010 2009	472,507 429,793	446,750 25,500	12,250 12,250	931,507 467,543
Robert W. Orth, Executive Vice President	2010 2009	368,715 335,415	306,630 19,980	12,250 12,250	687,595 367,645
Scott A. Wilson, Executive Vice President and Treasurer	2010 2009	336,898 306,156	233,330 18,180	12,250 12,250	582,478 336,586
(1)	Positions with the Corporation at December 31, 2010 and for the year indicated.

(2)	All other compensation represents the Corporation’s matching contribution to the employee’s 401(k) plan.

Outstanding Equity Awards at Fiscal Year End

The Corporation does not maintain any stock option or other equity-based incentive program.

Pension Benefits

The Corporation does not maintain any pension benefit plans for its officers or directors that is disclosable in this proxy statement under applicable SEC rules.

2010 Nonqualified Deferred Compensation

The Corporation did not maintain any nonqualified deferred compensation plan for the benefit of any of its executive officers as of December 31, 2010.

Potential Payments Upon Termination or Change in Control

None of the executive officers of the Corporation has any arrangement that provides for severance payments.  Additionally, none of the executive officers of the Corporation is entitled to payment of any benefits upon a change-in-control of the Corporation.

Agreements With Executive Officers

The Corporation does not have any employment agreements with any of its executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following members of the Board of Directors, which serves as the Corporation’s Compensation Committee, are officers of the Corporation and the Bank:

Ronald K. Puetz                                                    Robert W. Orth
Scott A. Wilson                                                    Scott D. Gerardin

In addition, Brian T. McGarry and William J. Werry formerly served as officers of the Bank.

LOANS AND OTHER TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

The Corporation has never made any loans to any of its officers or directors.  However, in the ordinary course of business, the Bank made loans during 2010 to officers and directors of the Corporation, and to business firms in which officers and directors of the Corporation are officers, partners or in which they have a substantial interest.  The loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to unaffiliated persons or firms, and do not involve more than a normal risk of collectibility or present other unfavorable features.

David A. Ulrich, Jr., a director of the Corporation, is a member of a limited liability company that owns buildings including the Corporation’s central office in Oak Creek, a Bank branch office located in Milwaukee and a Bank branch located in Kenosha.  The central office building lease has a term through 2016 and the branch offices have leases with terms through 2015 and 2020, respectively.  The aggregate annual rent for 2010 paid in connection with the aforementioned leases was $362,645.  The rent is subject to adjustment based on increases in the consumer price index.  Pursuant to the central office lease only, the Corporation is also obligated to pay its proportionate share of property taxes, insurance and maintenance costs associated with the building.

Disinterested members of the Board of Directors must approve all loan transactions with related parties.  Such transactions must be on substantially the same terms as those prevailing at the time with other non-insider individuals or related companies.  In accordance with applicable banking regulations, including Regulation O promulgated by the Federal Reserve Board, the Board of Directors reviews any loan made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceeds the greater of $25,000 or 5% of the Corporation’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.

OTHER BUSINESS

The Board of Directors knows of no other business, which may come before the annual meeting.  In the event that any other business not known or determined at this time does properly come before the meeting, it is intended that the persons named in the proxy shall vote in accordance with their best judgment.

VOTING OF PROXIES

The presence in person or by proxy, of the holders of a majority of the shares of the Common Stock outstanding on the Record Date is required for a quorum with respect to the matters on which action is to be taken at the annual meeting.  Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner to vote shares as to non-routine matters, with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining a quorum.  Prior to 2010, the election of directors was considered a routine proposal for which brokers and nominees could exercise their discretionary power to vote without direction by the beneficial owner of such shares.  Brokers and other nominees are no longer permitted to vote shares in the election of directors without direction from the beneficial owner of such shares.  Therefore, we urge shareholders who hold their shares in “street name” to follow their broker’s or nominee’s directions for providing instructions as to how the broker or nominee should vote their shares.   Proxies received by the Board of Directors will be voted in accordance with the specifications indicated by the shareholder and unless authority to vote upon the election of the directors, or as to individual nominees, is withheld, the proxies will be voted FOR all of the nominees listed in the proxy statement.

Directors are elected by a plurality of the votes cast by holders of the Corporation’s Common Stock entitled to vote at a meeting at which a quorum is present.  In other words, as long as a quorum is present at the annual meeting, the thirteen nominees who receive the largest number of votes will be elected as directors.  Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect in the election of directors.

INDEPENDENT AUDITORS

The Corporation engaged Baker Tilly to audit the Corporation’s financial statements for the year ended December 31, 2010.  During the year ended December 31, 2010, the Corporation did not consult with Baker Tilly regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.  The Audit Committee and the Board has selected Baker Tilly as the Corporation’s independent auditors for the year ended December 31, 2011.

Audit Fees.  The aggregate fees billed for audit services rendered by Baker Tilly in 2010 and 2009 totaled $169,000 and $107,800 respectively.  Services in this category for 2010 and 2009 consisted of:

•	Audits of the annual consolidated financial statements;
•	Reviews of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q;
•	Services associated with registration statements, periodic reports and other documents filed with the Securities and Exchange Commission;
•	Audit of assets acquired and liabilities assumed related to business combination.

Audit-Related Fees.  The aggregate fees billed in 2010 and 2009 for assurance and related services provided by Baker Tilly that are reasonably related to the performance of the audit or review of the Corporation’s financial statements totaled $8,000 and $7,000, respectively.  Services in this category in 2010 and 2009 consisted primarily of:

•	Financial statement audits of the Corporation’s employee benefit plan; and
•	Agreed-upon procedures reports related to an educational loan program.

Tax Fees.  The aggregate fees billed in 2010 and 2009 for professional services rendered by Baker Tilly for tax compliance, tax advice and tax planning totaled $37,355 and $40,360, respectively.  Services in this category in 2010 and 2009 consisted primarily of:

•	Tax planning and other non-compliance consultation, including tax audit assistance; and
•	Tax compliance, including federal and state tax return preparation.

All Other Fees.  There were no fees billed in 2010 and 2009 for other professional services provided by Baker Tilly.

The Audit Committee has considered whether the provision of other non-audit services is compatible with the independent auditors’ independence and satisfied itself as to the auditors’ independence.

Representatives of Baker Tilly are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit Committee pre-approved all audit and allowable non-audit services provided by the independent auditors in accordance with policies and procedures established by the Audit Committee, which include review of the engagement letter and setting a budget for each type of service.

SHAREHOLDER PROPOSALS

To be included in the Corporation’s proxy statement for its 2012 Annual Meeting of Shareholders, proposals by shareholders must be received by the Corporation no later than January 6, 2012.  The Corporation’s By-Laws currently do not restrict shareholders from making proposals or director nominations at any other time..

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s executive officers, directors and 10% shareholders to file reports with the Securities and Exchange Commission disclosing their ownership and changes in their ownership of stock in the Corporation.  Copies of these reports must also be furnished to the Corporation.  Based solely on a review of these copies, the Corporation believes that during 2010, its officers, directors and 10% shareholders are in compliance with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, however each of Mrs. Ulrich and Mr. Ulrich filed a late report with respect to one change in ownership.

FORM 10-K

A COPY OF THE CORPORATION’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010, WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 2011  MAY BE OBTAINED WITHOUT CHARGE BY ANY PERSON WHO WAS A BENEFICIAL OWNER OF THE CORPORATION’S SHARES AS OF THE APRIL 25, 2011 RECORD DATE BY WRITTEN REQUEST TO SCOTT A. WILSON, SECRETARY OF THE CORPORATION, 6400 SOUTH 27TH STREET, OAK CREEK, WISCONSIN 53154, (414) 761-1610.  THE 2010 ANNUAL REPORT ON FORM 10-K DOES NOT CONSTITUTE PROXY SOLICITING MATERIALS.

By Order of the Board of Directors

/s/ Scott A. Wilson

Scott A. Wilson, Secretary
Oak Creek, Wisconsin

May 6, 2011

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY.  THEREFORE, PLEASE COMPLETE, SIGN AND RETURN THE PROXY AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.

PROXY                                                  Tri City Bankshares Corporation                                                   PROXY
Annual Meeting – June 8, 2011
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints William Gravitter and Ronald K. Puetz and each of them, with full power to act without the other and with full power in each to appoint his substitute or substitutes, as the undersigned’s proxy to vote all of the shares which the undersigned may be entitled to vote at the Annual Meeting of the Shareholders of Tri City Bankshares Corporation, a Wisconsin corporation, to be held at Tri City National Bank, 6400 South 27th Street, Oak Creek, Wisconsin 53154, on Wednesday, June 8, 2011 at 9:30 a.m., and at any adjournment or adjournments of said meeting, on the following matters:

1.         Election of Directors:

FOR all nominees listed below	⁭	WITHHOLD AUTHORITY	⁭
(or their substitutes if any nominees		To vote for all nominees listed below
shall be unable to stand for election)

FRANK J. BAUER, WILLIAM N. BERRES, SANFORD FEDDERLY, SCOTT D. GERARDIN, WILLIAM GRAVITTER,
CHRIST KRANTZ, BRIAN T. McGARRY, ROBERT W. ORTH, RONALD K. PUETZ,
AGATHA T. ULRICH, DAVID A. ULRICH, JR., WILLIAM J. WERRY, SCOTT A. WILSON

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

The Board of Directors recommends a vote FOR each of the nominees.

(Over)

2.         In their discretion on such other business as my properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES.

Date	, 2011

Please sign exactly as name appears hereon. For joint accounts, all owners should sign. Executors, Administrators, Trustees, etc., should so indicate when signing.